       As filed with the Securities and Exchange Commission on November 10, 1998
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                               CORIXA CORPORATION
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                 91-1654387
      (State of incorporation)            (I.R.S. Employer Identification No.)

                         1124 COLUMBIA STREET, SUITE 200
                                SEATTLE, WA 98104
                    (Address of principal executive offices)
                             -----------------------

                      GENQUEST, INC. 1996 STOCK OPTION PLAN
                            (Full title of the Plan)
                             -----------------------

                                  STEVEN GILLIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CORIXA CORPORATION
                         1124 COLUMBIA STREET, SUITE 200
                                SEATTLE, WA 98104
                                 (206) 754-5711
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:

                            William W. Ericson, Esq.
                                Venture Law Group
                           A Professional Corporation
                               4750 Carillon Point
                               Kirkland, WA 98033
                                 (425) 739-8700

                              Page 1 of _____ Pages
                           Exhibit Index on Page _____
               (Calculation of Registration Fee on following page)

----------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                           Proposed      Proposed
                                             Maximum        Maximum       Maximum
                                             Amount        Offering      Aggregate       Amount of
                                              to be        Price Per     Offering      Registration
Title of Securities to be Registered        Registered       Share        Price            Fee
------------------------------------        ----------     ---------     ---------      ------------
GENQUEST, INC. 1996 STOCK OPTION PLAN(1)
  Common Stock of Registrant,
  $0.001 par value..................        12,325 Shares   $0.77(2)    $9,490.25(2)   $2.64(2)

-----------------------

(1) Pursuant to the Agreement and Plan of Merger dated as of June 22, 1998 by and among Registrant, GenQuest, Inc., a Delaware corporation ("GenQuest") and Chinook Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Registrant, Registrant assumed, effective September 15, 1998, all of the outstanding options to purchase Common Stock of GenQuest under the GenQuest 1996 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The computation is based upon the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) Registrant's Annual Report on Form 10-K filed with the Commission on March 10, 1998 for the fiscal year ended December 31, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for Registrant's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.


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
        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on September 22, 1997, including any amendment or report filed for the purpose of updating such description.

        All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently file document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI, Sections 6.1 and 6.2 of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees to the maximum extent permitted by the DGCL. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages to the Registrant and its stockholders for breach of the directors' fiduciary duty. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to a liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide such officers and directors with further indemnification to the maximum extent permitted by the DGCL.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8. EXHIBITS.

Exhibit
Number
------
5.1            Opinion of Venture Law Group, A Professional Corporation.

23.1           Consent of Venture Law Group, A Professional Corporation
               (included in Exhibit 5.1).

23.2           Consent of Ernst & Young, LLP, Independent Auditors.

23.3           Consent of KPMG Peat Marwick LLP, Independent Auditors.

24.1           Powers of Attorney.

---------------

Item 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 9th day of November, 1998.

                              Corixa Corporation

                              By:    /s/ Steven Gillis
                                   --------------------------------------
                                   Steven Gillis
                                   President and Chief Executive
                                   Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Gillis and Michelle Burris, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                               Title                         Date
       ---------                               -----                         ----
/s/ Steven Gillis                 President, Chief Executive Officer     November 9, 1998
-----------------------------     and Director (Principal
Steven Gillis                     Executive Officer)

/s/ Michelle Burris               Vice President and Chief Financial     November 9, 1998
-----------------------------     Officer (Principal Financial and
Michelle Burris                   Accounting Officer)

/s/ Mark McDade                   Director                               November 9, 1998
-----------------------------
Mark McDade


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

       Signature                               Title                         Date
       ---------                               -----                         ----
/s/ Joseph S. Lacob               Director                               November 9, 1998
-----------------------------
Joseph S. Lacob

/s/ Arnold L. Oronsky             Director                               November 9, 1998
-----------------------------
Arnold L. Oronsky

/s/ Andrew E. Senyei              Director                               November 9, 1998
-----------------------------
Andrew E. Senyei

                                INDEX TO EXHIBITS


Exhibit                                                                            Page
Number                                                                              No.
------                                                                             ----
5.1            Opinion of Venture Law Group, a Professional Corporation.

23.1           Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).

23.2           Consent of Ernst & Young, LLP, Independent Auditors.

23.3           Consent of KPMG Peat Marwick LLP, Independent Auditors.

24.1           Powers of Attorney.


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